UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Employment Agreement

On August 7, 2023, Mission Produce, Inc. (the “Company”) and its Chief Executive Officer, Stephen J. Barnard, entered into an Employment Agreement (the “Employment Agreement”) memorializing the terms of his continued employment as Chief Executive Officer of the Company. The Employment Agreement has an initial five-year term, subject to automatic renewal for additional one-year periods, unless either party gives written notice of non-renewal to the other party at least 180 days prior to the expiration of the then-current term and subject to earlier termination in accordance with the terms of the Employment Agreement.

The payments and benefits to which Mr. Barnard is entitled under the Employment Agreement include: (i) an annual base salary of $775,000; (ii) participation in the Company’s annual incentive plan, with a target annual bonus opportunity equal to 100% of base salary and a maximum annual bonus opportunity equal to 200% of base salary; (iii) participation in the Company’s employee benefit plans that are generally available to senior executives of the Company; and (iv) eligibility to receive equity or other long-term incentive awards that may be approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

Pursuant to the Employment Agreement, if the Company terminates Mr. Barnard’s employment without “cause” or Mr. Barnard resigns for “good reason” (each, as defined in the Employment Agreement) outside of the Change in Control Period (as defined below), Mr. Barnard will be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts): (i) a lump sum cash payment equal to 2.0 times the sum of his base salary and target annual bonus for the year of termination, (ii) the payment by the Company of premiums for up to 12-months of COBRA coverage substantially similar to that provided under the Company’s health plan and (iii) pro-rata vesting of his outstanding equity awards based on days served during the vesting period and, in the case of awards subject to performance-based vesting conditions, actual performance during the applicable performance period. In addition, pursuant to the terms of the Employment Agreement, if the Company terminates Mr. Barnard’s employment without “cause” or Mr. Barnard resigns for “good reason” during the Change in Control Period, in addition to the cash severance and Company-paid COBRA premiums described above, Mr. Barnard will receive full vesting of his outstanding equity awards, with the target vesting level for awards subject to performance-based vesting conditions. The “Change in Control Period” is the period commencing three months prior to a “change in control” (as defined in the Employment Agreement) and ending on the 24-month anniversary of the “change in control.”

The Employment Agreement provides that the severance benefits are subject to Mr. Barnard’s execution and non-revocation of a release of claims in favor of the Company and Mr. Barnard is subject to a non-solicitation restrictive covenant for 24-months following his termination of employment with respect to employees, clients, customers and certain other business relationships of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement included as Exhibit 10.1 hereto, which is incorporated by reference herein.

Severance Plan

On August 7, 2023, the Compensation Committee adopted the Mission Produce, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), which provides for severance benefits to eligible executive officers of the Company, including Mr. Bryan E. Giles, the Company’s Chief Financial Officer, and Ms. Joanne C. Wu, the Company’s General Counsel and Secretary (collectively, the “Covered Executives”).

Under the terms of the Severance Plan, in the event the Covered Executive is terminated by the Company without “cause” or resigns due to “good reason,” such Covered Executive will be entitled to receive: (i) a lump sum cash payment equal to (a) 1.0 times the sum of the Covered Executive’s base salary and target annual bonus for the year of termination if the qualifying termination occurs outside of the Change in Control Period (as defined above), with the multiple increasing to 1.5 if the qualifying termination occurs during the Change in Control Period; (ii) the payment by the Company of premiums for up to 12-months of COBRA coverage substantially similar to that provided under the Company’s health plan and (iii) in the case of a qualifying termination outside of the Change in Control Period, pro-rata vesting of the Covered Executive’s outstanding equity awards based on days served during the vesting period and, in the case of awards subject to performance-based vesting conditions, actual performance during the applicable performance period or, in the case of a qualifying termination during the Change in Control Period, full vesting of the Covered Executive’s outstanding equity awards, with the target vesting level for awards subject to performance-based vesting conditions.

The Severance Plan provides that the severance benefits are subject to the Covered Executive’s execution and non-revocation of a release of claims in favor of the Company and each Covered Executive is required to enter into a participation agreement which includes a non-solicitation restrictive covenant for 24-months following the Covered Executive’s termination of employment with respect to employees, clients, customers and certain other business relationships of the Company.

The foregoing description of the Severance Plan is qualified in its entirety by the full text of the Severance Plan, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 7, 2023 by and between Mission Produce, Inc., and Stephen J. Barnard.

10.2	The Mission Produce, Inc. Executive Severance and Change in Control Plan

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer

Date: August 7, 2023